UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2025

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 27, 2025, Galera Therapeutics, Inc. (the “Company”) and Clarus IV Galera Royalty AIV, L.P. (the “Purchaser”) entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Purchase and Sale Agreement, dated November 14, 2018, as amended by Amendment No. 1 dated May 11, 2020, by and among the Company, the Purchaser and the other parties thereto (as so amended, the “Royalty Agreement”). The Purchaser is affiliated with Blackstone Life Sciences (“Blackstone”), successor in interest to Clarus Ventures.

Pursuant to the Amendment, the Company and the Purchaser have agreed to reduce from a high single-digit percentage to four percent (4%) the royalty payable to Blackstone on (i) worldwide net sales of avasopasem and rucosopasem (the “Products”) and (ii) all amounts received by the Company or its affiliates, licensees and sublicensees with respect to Product-related damages (collectively, the “Product Payments”) during the Royalty Period (as defined in the Royalty Agreement).

As previously disclosed, the Company has suspended its clinical development of and halted its commercial readiness efforts for the Products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALERA THERAPEUTICS, INC.

Date: September 3, 2025	By:	/s/ Joel Sussman
Joel Sussman
Chief Accounting Officer, Treasurer and Secretary